UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2017

CHESAPEAKE UTILITIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 734-6799

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On May 8, 2017, Chesapeake Utilities Corporation (the "Company") filed with the Secretary of State of Delaware a Certificate of Amendment (the "Certificate of Amendment") to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), increasing the number of authorized shares of common stock of the Company from 25,000,000 to 50,000,000 shares. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein. The Company’s stockholders approved the Certificate of Amendment to the Certificate of Incorporation at its Annual Meeting of Stockholders (the “Annual Meeting”) held on May 3, 2017 as described under Item 5.07 below.

Item 5.07 Submission of Matters in a Vote of Security Holders.
The Company’s Annual Meeting was held on May 3, 2017. As of the record date for the Annual Meeting, March 10, 2017, 16,331,889 shares of the Company’s common stock, the Company’s only class of equity securities entitled to vote, were outstanding. Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. Proxies for the meeting were solicited in accordance with the Regulation 14A under the Securities Exchange Act of 1934, as amended.
Proposal 1: The stockholders voted on the election of four Class III director nominees to the Company’s Board of Directors (the “Board”). All four nominees were elected to the Company’s Board, with each to serve for a three-year term ending in 2020 and until his or her successor is elected and qualified. The separate tabulation of votes for each nominee is as follows: (i) Thomas J. Bresnan - 11,967,687 votes for, 596,560 votes withheld; (ii) Ronald G. Forsythe, Jr. - 12,001,691 votes for, 562,556 votes withheld; (iii) Dianna F. Morgan - 11,992,033 votes for, 572,214 votes withheld; and (iv) John R. Schimkaitis - 11,706,739 votes for, 857,508 votes withheld. There were 2,573,799 broker non-votes for each nominee. There were no abstentions for any nominee.
Proposal 2: The stockholders approved the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000. There were 14,032,360 affirmative votes, 965,023 negative votes and 140,663 abstentions. There were no broker non-votes for this matter.
Proposal 3: The stockholders voted to approve, on an advisory non-binding basis, the compensation of our named executive officers pursuant to the compensation disclosure rules of the SEC (the "Say-on-Pay Proposal"). The stockholders approved, on an advisory non-binding basis, the Say-on-Pay Proposal. There were 12,243,707 affirmative votes, 232,900 negative votes, 87,640 abstentions and 2,573,799 broker non-votes.
Proposal 4: The stockholders voted, on an advisory non-binding basis, on the frequency that stockholder advisory votes, to approve the compensation of our named executive officers, will be taken (the “Say-on-Frequency Proposal”). The stockholders voted, on an advisory non-binding basis, for a 1 year interval for the Say-on-Frequency Proposal. There were 10,831,749 votes for a 1 year frequency, 84,886 votes for a 2 year frequency, and 1,565,078 votes for a 3 year frequency. There were 82,534 abstentions and 2,573,799 broker non-votes. In light of the results for the Say-on-Frequency Proposal, and consistent with the recommendation of the Company’s Board to stockholders in the Proxy Statement, the Company’s Board has determined that the Company will hold a non-binding advisory vote on the compensation of its named executive officers every year until the next required vote by stockholders on the frequency that stockholder advisory votes, to approve the compensation of our named executive officers, is taken.
Proposal 5: The stockholders voted on the advisory non-binding proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The stockholders ratified, on an advisory non-binding basis, the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. There were 14,968,202 affirmative votes, 97,907 negative votes, and 71,937 abstentions. There were no broker non-votes for this matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE UTILITIES CORPORATION

/s/ James F. Moriarty
Name: James F. Moriarty
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: May 9, 2017

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chesapeake Utilities Corporation